UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2022

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment No. 1 to Amended and Restated 2016 Equity Incentive Plan
On June 1, 2022, Enstar Group Limited (the "Company") held its Annual General Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the shareholders voted on a proposal to approve an amendment (the "Plan Amendment") to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan (the "Equity Plan") as described in Item 5.07 below. The Plan Amendment was adopted by the Company’s Board of Directors on February 17, 2022, subject to approval by shareholders, and it became effective at the conclusion of the Annual Meeting.
The Plan Amendment increases the number of ordinary shares of the Company (the "Shares") available for issuance in connection with awards granted under the Equity Plan by a total of 400,000 Shares.
A description of the material terms of the Plan Amendment is set forth in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on Schedule 14A on April 21, 2022 (the "Proxy Statement"), in the section entitled "Proposal 1 - Approval of an Amendment to the Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan." The descriptions of the Plan Amendment and the Equity Plan contained herein and in the Proxy Statement are qualified by reference to the full text of the Plan Amendment and the Equity Plan, which are filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's shareholders voted on the following four proposals and cast their votes as described below.
Proposal No. 1: Vote to approve an amendment to the Equity Plan to increase the number of Shares available for issuance in connection with awards granted under the Equity Plan by a total of 400,000 Shares. This proposal was approved. There were a total of 936,501 broker non-votes on this proposal.

For	Against	Abstain
12,865,952	131,184	20,901

Proposal No. 2: Election of four Class I directors and four Class III directors. The individuals listed below were elected to serve a term expiring at the annual general meeting of shareholders in 2023. There were a total of 936,501 broker non-votes with respect to each nominee.

Director	For	Against	Abstain
Sharon A. Beesley	12,959,641	56,180	2,216
Robert Campbell	10,386,917	2,614,180	16,940
Susan L. Cross	12,956,194	44,911	16,932
Hans-Peter Gerhardt	10,447,504	2,568,315	2,218
Orla Gregory	12,927,160	87,858	3,019
Paul O'Shea	12,954,183	46,922	16,932
Dominic Silvester	12,953,353	46,952	17,732
Poul Winslow	10,467,619	2,548,220	2,198

Proposal No. 3: Advisory vote to approve executive compensation. This proposal was approved. There were a total of 936,501 broker non-votes on this proposal.

For	Against	Abstain
9,764,496	3,210,583	42,958

Proposal No. 4: Ratification of the selection of PricewaterhouseCoopers LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and authorization of the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm. This proposal was approved. There were no broker non-votes on this proposal.

For	Against	Abstain
13,926,700	21,828	6,010

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Enstar Group Limited Amended and Restated 2016 Equity Incentive Plan, as amended.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

June 1, 2022	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary